Exhibit 10.1

FIRST AMENDMENT TO THE
FIFTH DISTRICT SAVINGS BANK
SECOND AMENDED & RESTATED EXECUTIVE SALARY CONTINUATION AGREEMENT FOR
MELISSA BURNS

THIS FIRST AMENDMENT (“First Amendment”) is made and entered into July 14, 2025, by and between Fifth District Savings Bank (the “Bank”), a federal savings bank, and Melissa Burns (the “Executive”).

RECITALS:

A.The parties adopted the Fifth District Savings Bank Second Amended & Restated Executive Salary Continuation Agreement (the “Agreement”) on February 29, 2024.
B.The Agreement may be amended in accordance with Section 5.1.
C.	The parties desire to amend the Agreement to increase the Executive’s Retirement Benefit;

NOW, THEREFORE, the Agreement is hereby amended as follows:

Section 1.18 is replaced in its entirety with the following:

1.18“Retirement Benefit” shall mean an annual amount of ninety-four thousand dollars ($94,000).

The examples in Sections 2.1, 2.3, 2.4, and 2.5 are replaced in their entirety with the following:

(For example: $94,000 / 12 = $7,833.33 x 180 months = $1,410,000 total benefit).

Except as otherwise amended by this First Amendment, all provisions of the Agreement shall remain in full force and effect and the Agreement and all amendments shall be construed together and considered one and the same agreement.

IN WITNESS WHEREOF, the parties execute this First Amendment as of the date first written above.

EXECUTIVE:	FIFTH DISTRICT SAVINGS BANK:

/s/ Melissa Burns	By:	/s/ Amie L. Lyons
Melissa Burns		Amie L. Lyons
	Title:	Interim President and Chief Executive Officer